Unity Bancorp, Inc.

64 Old Highway 22

Clinton,  NJ 08809

800 618-BANK

www.unitybank.com

NewsNewsNewsNews

For Immediate Release:

March 6, 2014

News Media & Financial Analyst Contact:

Alan Bedner, EVP

Chief Financial Officer

(908) 713-4308

Unity Bank Launches Unity Financial Services

To Provide Customers Investment Options

CLINTON, N.J. (March 6, 2014) – Unity Bank has introduced Unity Financial Services, a division of the bank to offer customers a comprehensive range of investment products and services. Robert H. Junge of Lebanon, a Certified Financial Planner with 25 years of experience, has joined the bank as Program Manager, to manage investment services.

“We are committed to helping customers fulfill their financial goals and objectives,” said Unity Bank President & CEO James A. Hughes. “Unity Financial Services is another way we can help customers satisfy those needs within the comfort of their community bank.”

“Unity Financial Services offers several key benefits to customers,” according to Janice Bolomey, Unity Bank Chief Administration Officer and Executive Vice President/Director of Sales. “These benefits include more options in pursuing financial goals; a broader range of interest rates and product options; and the convenience of being able to complete all of their banking and investment needs within one financial institution.”

“We also felt it was important to provide customers with a Certified Financial Planner to aid them with all estate planning objectives,” said Bolomey. “We are very excited that Bob Junge will be managing services for our customers. He has had a successful career as a financial advisor and his experience will be invaluable.”

Junge has managed over $100 million in investment assets throughout his career. An active member of the Hunterdon County community, Junge is past president of the North Hunterdon Rotary and a member of the Glen Gardner Veterans of Foreign Wars, the Immaculate Conception Knights of Columbus, and a past Assistant Boy Scout leader. He is a decorated Veteran having served in the U.S. Army Corps of Engineers for 12 years. He received the Bronze Star and Meritorious Service Medal for leadership.

“My philosophy is to help each client achieve their financial goals by having an understanding of their objectives, time horizons and risk tolerance,” said Junge. “Unity Financial Services functions as a comprehensive financial services firm within Unity Bank. We are committed to helping clients improve their long-term financial success. Our customized programs are designed to grow and conserve wealth by delivering an unprecedented level of personalized service.”

Unity Financial Services investment options are provided through LPL Financial, the largest independent broker/dealer in the nation. With headquarters on both coasts, LPL Financial supports financial advisors in helping their clients by offering a robust mix of services and tools. Thousands of financial advisors nationwide rely on LPL Financial to help meet their clients’ financial needs.

For more information on Unity Financial Services, please call 800-618-BANK (800-618-2265).

About Unity Bancorp, Inc.:

Unity Bancorp, Inc. (NASDAQ: UNTY), the parent company of Unity Bank, its primary and wholly owned subsidiary, is a financial services organization headquartered in Clinton, N.J.  Unity Bank provides financial services to retail, corporate and small business customers through its 15 bank branches in Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County, Pennsylvania. For more information, please visit www.unitybank.com or call 800-618-BANK (800-618-2265).

Securities offered through LPL Financial, member FINRA/SIPC. Insurance products offered through LPL Financial or its licensed affiliates. -Not FDIC Insured -Not Bank Guaranteed -May Lose Value -Not Insured by any Federal Government Agency -Not a Bank Deposit

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals.  These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, and results of regulatory exams, among other factors.